Exhibit 99.1

October 30, 2019	Edward Vallejo
Vice President, Investor Relations
856-566-4005
edward.vallejo@amwater.com

Maureen Duffy
Vice President, Communications and Federal Affairs
856-309-4546
maureen.duffy@amwater.com
AMERICAN WATER REPORTS STRONG THIRD QUARTER 2019 RESULTS
NARROWS 2019 EARNINGS GUIDANCE

•	Third quarter 2019 GAAP diluted earnings were $1.33 per share, compared to $1.04 per share in 2018

•	Third quarter 2019 adjusted diluted earnings per share increased 10.8 percent (non-GAAP measure), compared to 2018 adjusted diluted earnings per share

•	Continued Regulated Businesses growth fueled by infrastructure investment and closed acquisitions

•	Market-Based Businesses delivered strong results, including the addition of two military bases

•	Company narrows 2019 earnings guidance range to $3.57 to $3.65 per share, or $3.56 to $3.64 per share on an adjusted (non-GAAP) basis
CAMDEN, N.J., October 30, 2019 - American Water Works Company, Inc. (NYSE: AWK) today reported results for the quarter ended Sept 30, 2019.
“American Water employees delivered a strong third quarter with 2019 earnings per share up 10.8% compared to last year's adjusted results. Our third quarter results demonstrate that we continue to grow our business through the consistent execution of our strategies,” said Susan Story, president and CEO of American Water. "During the quarter, we saw growth in both our Regulated and Market-Based Businesses.
“Through September, we invested about $1.3 billion, the vast majority of which was regulated capital investment in infrastructure to better serve our customers. We also added more than 57,000 customer connections to date through closed acquisitions and organic growth. This includes the closing on the acquisition of the water assets in Lake Station, Indiana and the Steelton Borough Water Authority in Pennsylvania, as well as the wastewater assets of Exeter Township, Pennsylvania. We also look forward to welcoming an additional 26,400 customer connections in the coming months through pending acquisitions.
“The successful execution of our strategies along with our strong financial performance allows us to narrow our adjusted earnings guidance range to $3.56 to $3.64 per share,” added Story.

PRESS RELEASE	1	www.amwater.com

Consolidated Results
The Company's three and nine months ended results are included in the table below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Diluted earnings per share (GAAP)*:
Net income attributable to common shareholders	$1.33	$1.04	$2.89	$2.53
Adjustments:
Freedom Industries settlement activities	—	—	(0.02)	(0.11)
Income tax impact	—	—	0.01	0.03
Net adjustments	—	—	(0.01)	(0.08)

Gain on sale of portion of Contract Services Group contracts	—	(0.08)	—	(0.08)
Income tax impact	—	0.02	—	0.02
Net adjustment	—	(0.06)	—	(0.06)

Impairment charge	—	0.31	—	0.31
Income tax impact	—	(0.08)	—	(0.08)
Net loss attributable to noncontrolling interest	—	(0.01)	—	(0.01)
Net adjustment	—	0.22	—	0.22

Total net adjustments	—	0.16	(0.01)	0.08

Adjusted diluted earnings per share (non-GAAP)*	$1.33	$1.20	$2.88	$2.61
* All references in this press release related to earnings and earnings per share refer to diluted earnings and earnings per share.
For the three and nine months ended September 30, 2019, earnings per share (GAAP) were up 27.9% per share and 14.2%, respectively. The GAAP results includes the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Excluding the adjustments identified in the table above, earnings per share were $1.33 for the third quarter of 2019, an increase of $0.13 per share, or 10.8%, compared to adjusted earnings per share for the same period in 2018, and adjusted earnings per share were $2.88 for the first nine months of 2019, an increase of $0.27 per share, or 10.3%, compared to adjusted earnings per share for the same period in 2018.
These increases were driven by continued growth in our Regulated Businesses from infrastructure investment, acquisitions and organic growth, combined with growth in our Market-Based Businesses year to date, primarily from our Homeowner Services Group’s 2018 acquisition of Pivotal Home Solutions, and from our Military Services Group’s addition of two military contracts in 2018. Additionally, as previously reported, during the second quarter of 2019, results reflect the sale of a legacy investment, offset by higher interest expense supporting growth in the business for the nine months ended September 30, 2019. Further, there was a benefit in the provision for income taxes during the three and nine months ended September 30, 2019, primarily due to changes in state tax law, state income apportionment, and the amortization of excess deferred income taxes resulting from the Tax Cuts and Jobs Act ("TCJA"), which is generally reflected in customer rates beginning in 2019.
For the first nine months of 2019, capital investments of approximately $1.3 billion were made, including $1.2 billion dedicated primarily to infrastructure improvements in the Regulated Businesses and $85 million for regulated acquisitions.
The Company plans to invest approximately $1.9 billion across its footprint in 2019.

PRESS RELEASE	2	www.amwater.com

Regulated Businesses

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in millions)	2019	2018	2019	2018
Net income (GAAP)	$236	$213	$502	$484
Adjustments:
Freedom Industries settlement activities	—	—	(4)	(20)
Income tax impact	—	—	1	5
Net adjustments	—	—	(3)	(15)

Adjusted net income (non-GAAP)	$236	$213	$499	$469
In the third quarter of 2019, net income in the Regulated Businesses was $236 million, compared to $213 million in the same period in 2018.
Regulated revenue increased approximately $26 million from additional authorized revenues to support infrastructure investments and organic growth. This increase was partially offset by higher depreciation and interest totaling $7 million, mainly from infrastructure investment growth. Also, O&M expense decreased $4 million for the quarter due to higher costs in the third quarter of 2018 related to the New York American Water settlement and accelerated recovery of regulatory assets through tax reform savings in West Virginia, as well as the continued focus on cost management.
For the first nine months of 2019, net income in the Regulated Businesses was $502 million, compared to $484 million for the same period in 2018. Included in these amounts are the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Excluding the adjustments identified in the table above, adjusted net income in the Regulated Businesses was $499 million, compared to $469 million for the same period in 2018.
Regulated revenue increased approximately $56 million from additional authorized revenues to support infrastructure investments, acquisitions, and organic growth, partially offset by unusually wet weather during the second quarter of 2019 in the Midwest and Northeast by an estimated $13 million. Depreciation and interest increased by a total of $33 million, mainly from infrastructure investment growth.
Through September 30, 2019, the Company received additional annualized revenues of approximately $45 million from general rate cases and approximately $42 million from infrastructure surcharges. The Company is awaiting final orders for general rate cases in two states and filed for an infrastructure surcharge in two states for a total annualized revenue request of approximately $41 million. There can be no assurance that all or any portion of these pending requests will be granted.
For the 12-month period ended September 30, 2019, the Company's adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) improved to 35.0 percent, compared to 35.7 percent for the 12-month period ended September 30, 2018, with all periods prior to January 1, 2018 presented on a pro forma basis to include the estimated impact of the TCJA on operating revenues. The long-term focus on reducing O&M expense as a proportion of revenue allows for investments in needed capital improvements without significantly impacting customer bills.

PRESS RELEASE	3	www.amwater.com

Market-Based Businesses

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in millions)	2019	2018	2019	2018
Net income (GAAP)	$23	$(7)	$64	$18
Adjustments:
Gain on sale of portion of Contract Services Group contracts	—	(14)	—	(14)
Income tax impact	—	4	—	4
Net adjustment	—	(10)	—	(10)

Impairment charge	—	57	—	57
Income tax impact	—	(15)	—	(15)
Net loss attributable to noncontrolling interest	—	(2)	—	(2)
Net adjustment	—	40	—	40

Adjusted net income (non-GAAP)	$23	$23	$64	$48
In the third quarter of 2019, net income in the Market-Based Businesses was $23 million, compared to a $7 million net loss for the same period in 2018. Included in these amounts are the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Excluding the adjustments identified in the table above, third quarter adjusted net income in the Market-Based Businesses was $23 million in 2019 and the same in 2018.
For the first nine months of 2019, net income in the Market-Based Businesses was $64 million, compared to $18 million for the same period in 2018. Included in these amounts are the items presented in the table above and discussed in greater detail in “Non-GAAP Financial Measures” below.
Excluding the adjustments identified in the chart above, adjusted net income in the Market-Based Businesses for the first nine months of 2019 was $64 million, compared to $48 million for the same period in 2018.
The Homeowner Services Group results include the 2018 acquisition of Pivotal and customer additions under new partnerships, including the recent addition of the Philadelphia partnership. The Military Services Group also saw growth through 2018 additions of Wright-Patterson Air Force Base and Fort Leonard Wood. The Military Services Group was awarded two military bases (Joint Base San Antonio & West Point Military Academy) in the third quarter 2019.
Dividends
On October 29, 2019, the Company's board of directors declared a quarterly cash dividend payment of $0.50 per share of common stock, payable on December 4, 2019, to all shareholders of record as of November 12, 2019.
2019 Earnings Guidance
The Company has narrowed its 2019 earnings guidance GAAP range to $3.57 - $3.65 per share. Excluding the benefit in the first quarter of 2019 noted above, the Company's 2019 updated adjusted (non-GAAP) earnings guidance range is $3.56 - $3.64 per share. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

PRESS RELEASE	4	www.amwater.com

Non-GAAP Financial Measures
This press release includes presentations of adjusted net income, as well as adjusted earnings per share, both as historical financial information and as earnings guidance (“Adjusted EPS”). These items constitute “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures are derived from American Water’s consolidated financial information but are not presented in its financial statements prepared in accordance with GAAP. Each of adjusted net income and Adjusted EPS is defined as GAAP net income and earnings per common share, respectively, excluding one or more of the following events: (i) the benefit from the reduction during the first quarter of 2019 of the liability related to the Freedom Industries chemical spill settlement in West Virginia, and the favorable impact from an insurance settlement related to such chemical spill in the second quarter of 2018; (ii) the gain recognized in the third quarter of 2018 on the sale of the majority of the Contract Services Group’s O&M contracts; and (iii) a goodwill and intangible asset impairment charge related to narrowing of the scope of the Keystone Clearwater Solutions, LLC business in the third quarter of 2018. These non-GAAP financial measures supplement the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, measures of financial performance prepared in accordance with GAAP.
Management believes that these non-GAAP financial measures are useful to American Water's investors because they provide an indication of American Water's baseline performance excluding items that are not considered by management to be reflective of its ongoing operating results. Management believes that these non-GAAP financial measures will allow investors to understand better the operating performance of American Water's businesses and will facilitate a meaningful year-to-year comparison of American Water's results of operations. Although management uses these non-GAAP financial measures internally to evaluate American Water's results of operations, management does not intend results excluding the adjustments to represent results as defined by GAAP, and investors should not consider them as indicators of performance. In addition, the Company's definition of adjusted net income and Adjusted EPS may not be comparable to the same or similar measures used by other companies, and, accordingly, they may have significant limitations on their use.
Set forth in this release is a table that reconciles each of adjusted net income and Adjusted EPS to the most directly comparable GAAP financial measure.
This press release also includes a presentation of adjusted Regulated O&M efficiency ratio, which, in addition to the pro forma adjustment for the impact of the TCJA, excludes from its calculation estimated purchased water revenues and purchased water expenses, the impact of certain Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. This item constitutes a “non-GAAP financial measure” under SEC rules. This item is derived from American Water's consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the company's GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the operating performance of the Regulated Businesses without giving effect to items that are not reflective of management's ability to increase efficiency of the company's regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company's historical results, exclusive of estimated revenues and expenses related to purchased water, the Freedom Industries chemical spill settlement activities and the allocable portion of non-O&M support services costs. The company's definition of this metric may not be comparable to the same or similar measures used by other companies, and, accordingly, this non-GAAP financial measure may have significant limitations on its use.
Set forth in this release is a table that reconciles each of the components used to calculate adjusted O&M efficiency ratio to the most directly comparable GAAP financial measure.
Third Quarter 2019 Earnings Conference Call
The third quarter 2019 earnings conference call will take place on Thursday, October 31, 2019, at 9 a.m. Eastern Daylight Time. Interested parties may listen to an audio webcast through a link on the company’s websites at amwater.com/corporate or ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online. The company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, an audio archive of the call will be available through November 7, 2019. U.S. callers may access the audio archive toll-free by dialing 1-877-344-7529. International callers may listen by dialing 1-412-317-0088. The access code for replay is 10135909. The audio webcast archive will be available for one year on American Water’s investor relations website at ir.amwater.com/events.

PRESS RELEASE	5	www.amwater.com

2019 Investor Day
American Water will host a 2019 Investor Day for investors and analysts on December 11, 2019. It will feature presentations by Susan Story, president and CEO of American Water, Susan Hardwick, executive vice president and chief financial officer; Walter Lynch, executive vice president and chief operating officer, and other company leaders. Interested parties may view the live webcast from 8:30 a.m. to approximately 12:30 p.m. Eastern Time, through a link on the company’s websites at amwater.com/corporate or ir.amwater.com.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The company employs more than 7,100 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 46 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2019 earnings guidance, the outcome of pending acquisition activity and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results of levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness and outcome of regulatory commissions’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions, taxes, permitting, and other decisions; changes in laws, governmental regulations and policies, including environmental, health and safety, water quality, emerging contaminants and public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections; potential costs and liabilities of American Water related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers, including, for example, its water transfer business focused on customers in the shale natural gas exploration and production market; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms and solar flares; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; American Water’s ability to appropriately maintain current infrastructure, including its operational and technology systems, and manage the expansion of its business; American Water’s ability to obtain permits and other approvals for projects; changes in American Water’s capital requirements; American Water’s ability to control operating expenses and to achieve efficiencies in its operations; the intentional or unintentional acts of a third party, including contamination of water supplies or water provided to American Water’s customers; exposure or infiltration of American Water's critical technology and infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber-attacks or other means; American Water’s ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully meet growth projections for its Regulated and Market-Based Businesses, either individually or in the aggregate, and capitalize on growth opportunities, including its ability to, among other things, acquire, close and successfully integrate regulated operations and market-based businesses, enter into contracts and other agreements with, or otherwise obtain, new customers in American Water’s Market-Based Businesses, and realize anticipated benefits and synergies from new acquisitions; cost overruns relating to improvements in or the expansion of American Water’s operations; its ability to maintain safe work sites; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; changes in general economic, political, business and financial market conditions; access to sufficient capital on satisfactory terms and when and as needed to support operations and capital expenditures; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on American Water or any of its subsidiaries, or any of their current or future indebtedness that could increase American Water’s financing costs or funding requirements or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase American Water’s financing costs and funding requirements; changes in Federal or state general, income and other tax

PRESS RELEASE	6	www.amwater.com

laws, including laws, rules, regulations and interpretations related to the TCJA, the availability of tax credits and tax abatement programs, and the ability to utilize American Water’s U.S. federal and state income tax net operating loss carryforwards; migration of customers into or out of American Water’s service territories; the use by municipalities of the power of eminent domain or other authority to condemn American Water’s systems, or the assertion by private landowners of similar rights against it; any difficulty or inability to obtain insurance for American Water, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its ability to obtain reimbursement under existing insurance programs for any losses sustained; American Water’s ability to retain and attract qualified employees; labor actions, including work stoppages and strikes; the incurrence of impairment charges related to American Water’s goodwill or other assets; civil disturbances or terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual and quarterly SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the Federal securities laws. Furthermore, it may not be possible to assess the impact of any such factor on American Water’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

PRESS RELEASE	7	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenues	$1,013	$976	$2,708	$2,590
Operating expenses:
Operation and maintenance	395	390	1,132	1,085
Depreciation and amortization	144	141	430	404
General taxes	68	71	209	210
(Gain) on asset dispositions and purchases	—	(18)	(9)	(20)
Impairment charge	—	57	—	57
Total operating expenses, net	607	641	1,762	1,736
Operating income	406	335	946	854
Other income (expense):
Interest, net	(97)	(89)	(284)	(259)
Non-operating benefit costs, net	4	5	12	10
Other, net	5	4	23	12
Total other income (expense)	(88)	(80)	(249)	(237)
Income before income taxes	318	255	697	617
Provision for income taxes	78	70	174	164
Consolidated net income	240	185	523	453
Net loss attributable to noncontrolling interest	—	(2)	—	(2)
Net income attributable to common shareholders	$240	$187	$523	$455

Basic earnings per share: (a)
Net income attributable to common shareholders	$1.33	$1.04	$2.90	$2.54
Diluted earnings per share: (a)
Net income attributable to common shareholders	$1.33	$1.04	$2.89	$2.53
Weighted-average common shares outstanding:
Basic	181	181	181	179
Diluted	181	181	181	180

(a)	Amounts may not calculate due to rounding.

PRESS RELEASE	8	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2019	December 31, 2018
ASSETS
Property, plant and equipment	$23,807	$23,204
Accumulated depreciation	(5,656)	(5,795)
Property, plant and equipment, net	18,151	17,409
Current assets:
Cash and cash equivalents	94	130
Restricted funds	22	28
Accounts receivable, net	335	301
Unbilled revenues	187	186
Materials and supplies	46	41
Other	115	95
Total current assets	799	781
Regulatory and other long-term assets:
Regulatory assets	1,178	1,156
Operating lease right-of-use assets	109	—
Goodwill	1,576	1,575
Intangible assets	74	84
Postretirement benefit assets	150	155
Other	201	63
Total regulatory and other long-term assets	3,288	3,033
Total assets	$22,238	$21,223

PRESS RELEASE	9	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	September 30, 2019	December 31, 2018
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 185,860,356 and 185,367,158 shares issued, respectively)	$2	$2
Paid-in-capital	6,695	6,657
Accumulated deficit	(123)	(464)
Accumulated other comprehensive loss	(46)	(34)
Treasury stock, at cost (5,090,726 and 4,683,156 shares, respectively)	(338)	(297)
Total common shareholders' equity	6,190	5,864
Long-term debt	8,640	7,569
Redeemable preferred stock at redemption value	6	7
Total long-term debt	8,646	7,576
Total capitalization	14,836	13,440
Current liabilities:
Short-term debt	474	964
Current portion of long-term debt	29	71
Accounts payable	149	175
Accrued liabilities	490	556
Accrued taxes	78	45
Accrued interest	96	87
Other	172	196
Total current liabilities	1,488	2,094
Regulatory and other long-term liabilities:
Advances for construction	247	252
Deferred income taxes and investment tax credits	1,904	1,740
Regulatory liabilities	1,849	1,907
Accrued pension liabilities	399	390
Operating lease liabilities	94	—
Other	76	78
Total regulatory and other long-term liabilities	4,569	4,367
Contributions in aid of construction	1,345	1,322
Commitments and contingencies
Total capitalization and liabilities	$22,238	$21,223

PRESS RELEASE	10	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)
In millions

	For the Twelve Months Ended September 30,
(Dollars in millions)	2019	2018
Total operation and maintenance expenses (a)	$1,526	$1,451
Less:
Operation and maintenance expenses—Market-Based Businesses	398	346
Operation and maintenance expenses—Other (a)	(49)	(40)
Total operation and maintenance expenses—Regulated Businesses (a)	1,177	1,145
Less:
Regulated purchased water expenses	133	134
Allocation of non-operation and maintenance expenses	32	30
Impact of Freedom Industries settlement activities (b)	(4)	(20)
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,016	$1,001

Total operating revenues	$3,558	$3,410
Less:
Pro forma adjustment for impact of the TCJA (c)	—	40
Total pro forma operating revenues	3,558	3,370
Less:
Operating revenues—Market-Based Businesses	540	455
Operating revenues—Other	(22)	(22)
Total pro forma operating revenues—Regulated Businesses	3,040	2,937
Less:
Regulated purchased water revenues (d)	133	134
Adjusted pro forma operating revenues—Regulated Businesses (ii)	$2,907	$2,803

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	35.0%	35.7%

(a)
Includes the impact of the company’s adoption of ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post-retirement Benefit, on January 1, 2018.

(b)
Includes the impact of a settlement in 2018 with one of our general liability insurance carriers, and the reduction of the liability related to the Freedom Industries chemical spill in the first quarter of 2019.

(c)
Includes the estimated impact of the TCJA on operating revenues for our Regulated Businesses for all periods presented prior to January 1, 2018, as if the lower federal corporate income tax rate was in effect for these periods.

(d)	The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

PRESS RELEASE	11	www.amwater.com

American Water Works Company, Inc. and Subsidiary Companies
Adjusted Earnings Guidance Range (A Non-GAAP, unaudited measure)

	2019
Diluted earnings per share:	Low End	High End
Earnings guidance range (GAAP)	$3.57	$3.65
Adjustment:
Freedom Industries liability reduction	(0.02)	(0.02)
Income tax impact	0.01	0.01
Net adjustment	(0.01)	(0.01)

Adjusted earnings guidance range (non-GAAP)	$3.56	$3.64

PRESS RELEASE	12	www.amwater.com